EXHIBIT 23.7

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated June 4, 2003 relating to the financial statements of the PanVera Acquired Business for the year ended December 31, 2002, which appears in Invitrogen Corporation’s Current Report on Form 8/K-A dated June 10, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

San Diego, California

June 24, 2004